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                                                                      Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
MeriStar Hospitality Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-60463) on Form S-8 (MeriStar Hospitality Corporation Incentive Plan), the registration statement (No. 333-60465) on Form S-8 (MeriStar Hospitality Corporation Non-employee Director's Incentive Plan), the registration statement (No. 333-66229) on Form S-3 (for a shelf registration to register shares for certain operating partnership unit holders), and the registration statement (No. 333-37888) on Form S-8 (MeriStar Hospitality Corporation Employee Stock Purchase
Plan) of our report on the consolidated balance sheets of MeriStar Hospitality Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K of MeriStar Hospitality Corporation.


KPMG LLP

Washington, D.C.
February 2, 2001